UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2026 (June 18, 2026)

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On June 18, 2026, Stephano Slack LLC (“Slack”) and Mobiquity Technologies, Inc. (the “Company”) mutually agreed to terminate services of Slack as the role as independent registered public accounting form for the Company.

The reports of Stephano on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to accounting principles or audit scope. Stephano’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2025 and the subsequent interim period through the date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Stephano on any matter of accounting principles or practices.

During the fiscal year ended December 31, 2025 and the subsequent interim period through the date of dismissal, there was a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Specifically, Stephano’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. Except for the foregoing, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Slack with a copy of the above disclosures and requested that Slack furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Slack’s letter dated June 24, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K

Newly Engaged Independent Registered Public Accounting Firm

On June 18, 2026, the Company engaged M&K, CPA’s LLC (“M&K”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2026. In evaluating the engagement of a successor auditor, the Company considered several factors, including industry experience, public company audit capabilities, responsiveness, anticipated cost efficiencies, and experience assisting emerging growth and micro-cap public companies with capital markets initiatives, including preparation for potential national exchange uplisting requirements. The Company believes M&K's qualifications and experience are well aligned with its current stage of growth and strategic objectives.

During the Company’s fiscal year ended December 31, 2025 and the subsequent interim period through June 18, 2026, neither the Company nor anyone on its behalf has consulted with M&K regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

16.1	Letter from Slack addressed to the Securities and Exchange Commission dated June 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 24, 2026	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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